UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)                                                      August 15, 2001

American Banknote Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-3410 (Commission File Number)	13-0460520 (IRS Employer ID Number)

410 Park Avenue, New York, New York (Address of principal executive offices)	10022 (Zip Code)

Registrant's Telephone Number, including area code:	212-593-5700

N/A
(Former name or former address, if changed since last report)

Item 5.      Other Events.

          On December 8, 1999, the Company filed a petition for reorganization relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The Bankruptcy Court confirmed the Company’s amended reorganization plan (the “Plan”) on November 3, 2000.

          The Plan has not yet been consummated.

           In the intervening nine months since the Bankruptcy Court’s confirmation of the Plan, the Company has been adversely affected by: (a) a significant and continuing devaluation of the Brazilian Real relative to the U.S. Dollar, which has negatively impacted the flow of dividends to the Company from its Brazilian subsidiary; (b) a diminishing market for many of the Company’s maturing security paper products; and (c) the severe and ongoing economic recession in Argentina. In addition, the Company has serious concerns about the potential impact of Brazil’s ongoing energy crisis. That crisis has already resulted in disruptions to the Brazilian economy, and many analysts believe it will reduce future economic growth. The Company cannot predict the duration or the severity of the Brazilian energy crisis and therefore has not yet been able to assess its impact on future operating results.

          As a result, the Company’s management has increasing concerns about the Company’s ability to meet its payment obligations to creditors as contemplated under the Plan, both (i) upon consummation of the Plan and (ii) in the near term following consummation.

          Management of the Company is currently evaluating the Company’s ability to consummate the current Plan, and expects to propose to the Bankruptcy Court certain amendments to the Plan (a) to give the Company the option to defer cash interest payments payable under its 11 5/8% Senior Unsecured Notes (the “11 5/8% Notes”) if, in the reasonable judgment of management, sufficient cash is not available to pay such interest in cash and fund all other working capital needs of the Company, (b) to extend the maturity date of its 11 5/8% Notes, and (c) to grant the Company an option to extend the maturity date of its 10 3/8% Senior Secured Notes. Such proposals would be subject, in all respects, to the approval of the Bankruptcy Court, after solicitation or re-solicitation of any affected creditors.

          As previously reported by the Company, on July 18, 2001 the Company settled the outstanding investigation of it by the Securities and Exchange Commission (“SEC”) and the Department of Justice (“DOJ”) initiated criminal proceedings against the Company’s former Chairman, Morris Weissman. Although the Company was not charged with any criminal violations at such time, it has been advised through its counsel that the decision not to charge the Company in connection with the proceedings initiated against Mr. Weissman was conditional on the Company’s continuing cooperation with the DOJ. The Company was also advised that the DOJ is investigating whether an agreement by one of the Company’s subsidiaries to pay a $1.5 million consulting fee to a consultant in connection with certain foreign printing projects involved violations of the Foreign Corrupt Practices Act. For further disclosure relating to this fee, please see the Company’s Current Reports on Form 8-K filed on January 7, 2000 and January 20, 2000.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN BANKNOTE CORPORATION By: /s/ Steven G. Singer Steven G. Singer Chief Executive Officer, Chairman and Director

Dated: August 15, 2001